EXHIBIT 5.2
                                  [LETTERHEAD]

                               November 12, 1999


Nutriceuticals.com Corporation
6950 Bryan Dairy Road
Largo, Florida 33777

Schifino & Fleischer, P.A.
One Tampa City Center
201 North Franklin Street, Suite 2700
Tampa, Florida 33602

          Re: Nutriceuticals.com Corporation

Ladies and Gentlemen:

          We have been engaged by Nutriceuticals.com Corporation, a Nevada corporation (the "Corporation"), with respect to rendering this opinion in connection with the filing by the Corporation of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, and sale by the Corporation of: (i) up to1,800,000 shares of the Corporation's common stock, par value $.001 per share (the "Common Stock") to be offered for sale to the public in an underwritten offering (the "Shares");
(ii) up to 270,000 shares of Common Stock underlying the underwriter's option to purchase additional Common Stock to cover over-allotments, if any (the "Option Shares"); (iii) a warrant for the purchase by the underwriter of up to 180,000 shares of Common Stock (the "Underwriter's Warrant"); and (iv) up to 180,000 shares of Common Stock underlying the Underwriter's Warrant (the "Warrant Shares"). The Shares, the Option Shares, the Underwriter's Warrant, and the Warrant Shares are hereinafter sometimes collectively referred to as the "Securities." The Securities are to be sold and issued by the Corporation pursuant to the


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Nutriceuticals.com Corporation
November 12, 1999
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provisions of an Underwriting Agreement, by and between the Corporation and
Kashner Davidson Securities Corporation, as Underwriter (the "Underwriting Agreement").

          In rendering the opinions contained herein, we have reviewed and relied on the following:

          (A) The Articles of Incorporation of NuMed Surgical, Inc., a Nevada corporation, filed with the Nevada Secretary of State on October 18, 1993; Articles of Amendment to Articles of Incorporation of NuMed Surgical, Inc., filed with the Nevada Secretary of State on March 18, 1999; Articles of Merger, filed with the Nevada Secretary of State on March 18, 1999, changing the name of NuMed Surgical, Inc. to that of the Corporation; and a Certificate of Decrease in Number of Authorized Shares of Common Stock, filed with the Nevada Secretary of State on October 29, 1999 ("collectively, the "Articles of Incorporation");

          (B) The Amended and Restated Bylaws of the Corporation (the "Bylaws");

          (C) Unanimous Written Action of the Board of Directors of the Corporation, dated June 10, 1999;

          (D) Minutes of the Special Meeting of the Board of Directors of the Corporation, dated September 20, 1999;

          (E) Unanimous Written Action of the Board of Directors of the Corporation, dated November 11, 1999;

          (F) A Certificate of the President of the Corporation, dated November 12, 1999 (the "Opinion Certificate");

          (G) Such provisions of the Nevada Revised Statutes ("NRS") as we deemed appropriate in order to render the opinions contained herein.


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Nutriceuticals.com Corporation
November 12, 1999
Page 3

ASSUMPTIONS:

          In rendering the opinions contained herein, we have, with your express consent and without any independent investigation with respect thereto, assumed the following:

          (i) The Corporation is duly incorporated, and, when the securities are issued by the Corporation, the Corporation will be validly existing and in good standing as a corporation under the laws of Nevada;

          (ii) The Bylaws were duly adopted by the Board of Directors of the Corporation, and have not been amended since their adoption;

          (iii) All matters of fact set forth in the Registration Statement and its exhibits, and in the Opinion Certificate are true and correct;

          (iv) The Underwriting Agreement, when executed, will provide that the Shares and the Option Shares will be sold to the Underwriter for not less than $6.00 per share, the Underwriter's Warrant will be sold to the Underwriter for not less than $10.00, and the Warrant Shares will be sold to the Underwriter for not less than 165% of the price paid per share for the Shares and the Option Shares; and

          (v) The certificates issued by the Corporation evidencing the Shares, the Option Shares and the Warrant Shares will be executed, manually or by facsimile, by officers of the Corporation in accordance with the provisions of the Bylaws.

OPINIONS:

          Based on the foregoing and subject to the limitations and qualifications contained herein, we are of the opinion that all action required to be taken by the Corporation for the due and proper authorization, issuance, and delivery of the Securities has been taken; and that upon the issuance and delivery thereof, and payment therefor by the Underwriter in accordance with the provisions contained in the Underwriting Agreement, the Securities will be duly authorized, validly issued, fully paid, and nonassessable.

LIMITATIONS AND QUALIFICATIONS:

          We are members of the Nevada Bar and are opining herein only as to the effect of the laws of the State of Nevada on the matters set forth herein, as those laws presently exist; except that we express no opinion with respect to Nevada securities or blue sky laws. We undertake no duty to update this opinion to account for changes in fact or law. We hereby consent to the inclusion of this


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Nutriceuticals.com Corporation
November 12, 1999

Page 4

opinion as an exhibit to the Registration Statement and to the reference to our firm in the section thereof entitled "Legal Matters." Except as consented to herein, this opinion may not be relied upon by any person or entity without our express written consent.

                                                  Very truly yours


                                                 /s/ JONES VARGAS
                                                 --------------------
                                                 [Jones Vargas]